UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2024

DATASEA INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza

1 Ronghua South Road Technological Development Zone,

Beijing, People’s Republic of China 100176

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (+86) 10-56145240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement

On July 2, 2024, Datasea Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell to an investor in a registered direct offering (the “Offering”) 179,400 shares (the “Shares”) of common stock, par value $0.001 per share of the Company (the “Common Stock”) at a price of $3.25 per share and pre-funded warrants to purchase up to 512,908 shares of Common Stock at a price of $3.24 per share with an exercise price of $0.01 per share (the “Pre-Funded Warrants”).

The securities to be issued in the Offering were offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-272889), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 23, 2023, and declared effective on July 21, 2023. A prospectus supplement to the Form S-3 registration statement was filed with the Commission on July 3, 2024.

The Pre-Funded Warrants are exercisable upon issuance and will remain exercisable until all the Pre-Funded Warrants are exercised in full. If we fail for any reason to deliver shares of Common Stock upon the valid exercise of the Pre-Funded Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Pre-Funded Warrants, we are required to pay the applicable holder, in cash, as liquidated damages as set forth in the Pre-Funded Warrants. The Pre-Funded Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Pre-Funded Warrants.

Under the terms of the Pre-Funded Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed, 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Pursuant to the terms of the Purchase Agreement, until 60 days after the closing of the Offering, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement thereto. The Company further agreed that until the investor no longer holds any pre-funded warrants, not to effect or enter into an agreement to effect any issuance involving a variable rate transaction.

The closing of the Offering is anticipated to occur on July 3, 2024. The gross proceeds of the Offering are approximately $2.25 million before deducting fees to the Company’s Placement Agent (defined below) and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for research and development, market development and for general corporate purposes..

In connection with the Offering, on July 2, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with EF Hutton LLC (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Company will pay the Placement Agent a cash fee of 6.5% of the gross proceeds the Company receives in the Offering at closing. The Company also agreed to reimburse the Placement Agent at the closing of the Offering, for expenses incurred, including disbursements of its legal counsel, in an amount not to exceed an aggregate of $75,000.

In addition, pursuant to certain “lock-up” agreements (each, a “Lock-Up Agreement”) that were required to be entered into as a condition to the closing of the Purchase Agreement, our officers and directors have agreed, for a period of 60 days from the closing date of the Offering, not to dispose of any securities of the Company, subject to certain exceptions.

The foregoing does not purport to be a complete description of each of the Purchase Agreement, Pre-Funded Warrant and Placement Agency Agreement and is qualified in its entirety by reference to the full text of the form of each of such document, which are filed as Exhibits 10.33, 10.34, and 10.35, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Crone Law Group, P.C., U.S. counsel to the Company, delivered opinions as to the legality of the issuance and sale of the Shares, Pre-Funded Warrants and shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On July 2, 2024, the Company issued a press release announcing the Offering and the terms of the Offering. A copy of the press releases is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Crone Law Group, P.C.

10.33	Form of Securities Purchase Agreement

10.34	Form of Pre-Funded Warrant

10.35	Placement Agency Agreement

99.1	Press Release dated July 2, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASEA INC.

July 3, 2024	By:	/s/ Zhixin Liu
		Name:	Zhixin Liu
		Title:	Chief Executive Officer

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